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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) MAY 16, 2000

                                 GLOBESPAN, INC.
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               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                     000-26401                  75-2658218
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
of Incorporation)                   File Number)            Identification No.)

100 Schulz Drive
Red Bank, New Jersey                                               07701
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code (732) 345-7500

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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

                  On May 16, 2000, GlobeSpan, Inc., a Delaware corporation ("GlobeSpan"), announced that it had entered into a definitive agreement to acquire iCompression, Inc., a California corporation ("iCompression"), pursuant to an agreement and plan of reorganization, dated May 16, 2000 (the "Agreement"), among GlobeSpan, Indigo Acquisition Corp. (a wholly owned subsidiary of GlobeSpan) and iCompression. In the transaction, GlobeSpan will issue to iCompression stockholders approximately 4.0 million shares of GlobeSpan's common stock.

                  The consummation of the transaction is subject to various conditions precedent, including (i) approval of the Agreement by the stockholders of iCompression, (ii) expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) approval of the California Commissioner of Corporations and the issuance by the Commissioner of a permit authorizing the transaction after a fairness hearing to be conducted in accordance with Section 3(a)(10) of the Securities Act of 1933, as amended.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

         Exhibit
         No.               Description
         ---               -----------

         99.1              Press Release issued by GlobeSpan on May 16, 2000.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GLOBESPAN, INC.

                                            By: /s/ ROBERT MCMULLAN
                                                --------------------------------
                                            Name: Robert McMullan
                                            Title: Chief Financial Officer, Vice
                                                   President and Treasurer

Date: May 17, 2000


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                                  EXHIBIT INDEX

         Exhibit
         No.               Description
         ---               -----------

         99.1              Press Release issued by GlobeSpan on May 16, 2000.


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